Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Mary Skafidas Investor and Public Relations (212) 521-2788

NEWS RELEASE

LOEWS CORPORATION REPORTS
NET INCOME OF $242 MILLION FOR THE FIRST QUARTER OF 2013

NEW YORK, April 29, 2013—Loews Corporation (NYSE:L) today reported net income for the 2013 first quarter of $242 million, or $0.62 per share, compared to $367 million, or $0.92 per share, in the 2012 first quarter. Net income in the first quarter of 2013 includes an after tax ceiling test impairment charge of $92 million at HighMount Exploration & Production LLC related to the carrying value of its natural gas and oil properties as compared to an impairment charge of $28 million in the prior year quarter. Excluding these non-cash impairment charges, net income (non-GAAP) was $334 million in the 2013 first quarter as compared to $395 million in the 2012 first quarter.

Book value per share increased to $49.93 at March 31, 2013 from $49.67 at December 31, 2012.

CONSOLIDATED HIGHLIGHTS

	Three Months Ended March 31,
(In millions, except per share data)	2013	2012

Income before net investment gains and ceiling test impairment charges	$320	$376
Non-cash ceiling test impairment charges	(92)	(28)
Net investment gains	14	19
Net income attributable to Loews Corporation	$242	$367

Net income per share	$0.62	$0.92
Book value per share at:
March 31, 2013	$49.93
December 31, 2012	49.67
March 31, 2012	48.96

Excluding the non-cash ceiling test impairment charges, the decrease in net income is primarily due to reduced parent company investment income as a result of lower performance for the trading portfolio.

CNA Financial Corporation’s earnings were essentially unchanged with the prior year primarily due to improved current year non-catastrophe underwriting results offset by lower investment income, higher catastrophe losses and decreased net favorable prior year development.

Diamond Offshore’s earnings decreased due to lower utilization primarily from fewer revenue earning days due to increased rig surveys.

SHARE REPURCHASES

At March 31, 2013, there were 389.9 million shares of Loews common stock outstanding. During the three months ended March 31, 2013, the Company purchased 2.1 million shares of its common stock at an aggregate cost of $92 million. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

CONFERENCE CALLS

A conference call to discuss the first quarter results of Loews Corporation has been scheduled for 11:00 a.m. ET, today. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 33378851. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the first quarter results of CNA has been scheduled for 10:00 a.m. ET, today. A live webcast will be available at http://investor.cna.com. Those interested in participating in the question and answer session should dial (888) 438-5524, or for international callers, (719) 325-2464. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software.

A conference call to discuss the first quarter results of Boardwalk Pipeline has been scheduled for 9:00 a.m. ET, today. A live webcast will be available at www.bwpmlp.com. Those interested in participating in the question and answer session should dial (877) 546-5018 or for international callers, (857) 244-7550. The conference ID number is 49371970. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software.

A conference call to discuss the first quarter results of Diamond Offshore was held on Thursday, April 25, 2013. An online replay is available on Diamond Offshore’s website (www.diamondoffshore.com).

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ABOUT LOEWS CORPORATION

Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA), a 90% owned subsidiary; Diamond Offshore Drilling, Inc. (NYSE: DO), a 50.4% owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE: BWP), a 55% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Selected Financial Information

(In millions)	Three Months Ended March 31,
	2013	2012
Revenues:
CNA Financial	$2,479	$2,369
Diamond Offshore (a)	732	796
Boardwalk Pipeline	329	314
HighMount	68	76
Loews Hotels	94	80
Investment income and other	8	77
	3,710	3,712
Investment gains:
CNA Financial	24	32
Corporate and other
	24	32
Total	$3,734	$3,744

Income (Loss) Before Income Tax:
CNA Financial	$340	$334
Diamond Offshore (a)	205	252
Boardwalk Pipeline	99	92
HighMount
Operations	6	10
Ceiling test impairment charge	(145)	(44)
Loews Hotels		7
Investment income, net	7	76
Other (b)	(24)	(18)
	488	709
Investment gains:
CNA Financial	24	32
Corporate and other
	24	32
Total	$512	$741

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$212	$207
Diamond Offshore (a)	82	87
Boardwalk Pipeline (c)	33	35
HighMount
Operations	4	6
Ceiling test impairment charge	(92)	(28)
Loews Hotels		4
Investment income, net	5	50
Other (b)	(16)	(13)
	228	348
Investment gains:
CNA Financial	14	19
Corporate and other
	14	19
Net income attributable to Loews Corporation	$242	$367

(a)	Includes a $25 million gain ($9 million after tax and noncontrolling interests) for the three months ended March 31, 2012 on the sale of a jack-up rig.
(b)	Consists primarily of corporate interest expense and other unallocated expenses.
(c)	Represents a 55.4% and 61.8% ownership interest in Boardwalk Pipeline for the respective periods.

Loews Corporation and Subsidiaries
Consolidated Financial Review

(In millions, except per share data)	Three Months Ended March 31,
	2013	2012
Revenues:
Insurance premiums	$1,764	$1,649
Net investment income	641	726
Investment gains	24	32
Contract drilling revenues	700	755
Other	605	582
Total	3,734	3,744

Expenses:
Insurance claims & policyholders’ benefits	1,429	1,381
Contract drilling expenses	375	397
Other (a)	1,418	1,225
Total	3,222	3,003

Income before income tax	512	741
Income tax expense	(114)	(222)

Net income	398	519
Amounts attributable to noncontrolling interests	(156)	(152)
Net income attributable to Loews Corporation	$242	$367

Diluted income per share attributable to Loews Corporation	$0.62	$0.92

Weighted diluted number of shares	392.16	397.44

(a)
Includes non-cash impairment charges of $145 million and $44 million ($92 million and $28 million after tax) for the three months ended March 31, 2013 and 2012 related to the carrying value of HighMount’s natural gas and oil properties.